LICENSE AGREEMENT


THIS LICENSE AGREEMENT made as of the             day of                 , 2005
                                     -----------         ------------------

BETWEEN:                         RADIATE RESEARCH INC.
                                 84 Hines Road, Suite 150
                                 Kanata, Ontario
                                 K2K 3G3 (hereinafter referred to as "RADIATE") OF THE FIRST PART

AND                              ABOND CORPORATION
                                 8620 Delmeade
                                 Ville Mont-Royal, Quebec
                                 H4T 1L6 (hereinafter referred to as "ABOND")
                                 OF THE SECOND PART

WHEREAS RADIATE has developed a Heated Infant Comfort Change System, described herein;

AND WHEREAS ABOND manufactures, markets, and distributes infant products;

AND WHEREAS it is the intention of the Parties following the execution of this Agreement, that ABOND will actively manufacture, market and sell the Heated Infant Comfort Change System through its sales channels;

NOW THEREFORE RADIATE and ABOND agree as follows:

Article 1 -Definitions

(a) "Copyrights" shall mean any and all trademarks, brochures, inserts and support literature associated with the Heated Infant Comfort Change System and related Know-how under which RADIATE has the right to grant a license during the time of this Agreement.

(b)"Know-how" means all technical information in the possession of RADIATE which is necessary in order to enable ABOND to make, utilize, sell and support the Heated Infant Comfort Change System and includes design principles, manufacturing drawings, materials and process specifications, test specifications and data to assist in preparation thereof, electronic circuits, drawings and such similar data, under which RADIATE has the right to grant a license during the time of this Agreement.

(c)"Net Sales Price" means any revenues obtained from the sale of any Heated Infant Comfort Change System by ABOND to any of its customers other than RADIATE on account of such sale, net of any commissions, discounts, or taxes, duties or other government levies applicable to or on account of such Sale which are or subsequently become payable by ABOND;

(d)"Patents " means all patents, which shall have been issued or granted in applications for patent covering any invention relating to the Heated Infant Comfort Change System and Know-how under which RADIATE has the right to grant a license during the time of this Agreement.

(e)"Heated Infant Comfort Change System" means the product described in Schedule "A" to this Agreement which implements the required function.

(f)"Sale" means the receipt of the full purchase price by ABOND of any Heated Infant Comfort Change System bought by any customer of ABOND except RADIATE;

(g)"Trademarks" means all trademarks which shall have been issued and granted covering any marks relating to the Heated Infant Comfort Change System and Know-how and under which RADIATE has the right to grant a license during the time of this Agreement.

Article 2 -Grant of License

(a) RADIATE hereby grants to ABOND a North American license to make, have made, use and sell the Heated Infant Comfort Change System and alterations, improvements and enhancements thereof.

(b) In the event of termination by RADIATE of this Agreement in accordance with the provisions of Articles 9(b) or l0(c) herein, the license granted by RADIATE to ABOND pursuant to Article 2(a) hereof shall be revoked forthwith, upon receipt by ABOND of notice from RADIATE of such termination, and ABOND shall not be liable for the payment of any further royalties to RADIATE pursuant to this Agreement except as in accordance with Article 11(b) herein.

(c) Notwithstanding the North American license awarded to ABOND, RADIATE reserves the right to continue its sales activity which largely serves individual and independent retailers rather than bulk purchases. Accordingly RADIATE shall supply corporations with less than 15 stores while ABOND will sell to corporate entities more than 15 stores. RADIATE agrees to purchase from ABOND the Heated Comfort Change System made by ABOND or its suppliers provided that RADIATE is provided with most favorable pricing.

Article 3 -Royalties and Payments

(a) In consideration for the license granted and to be granted and of the assistance provided and to be provided by RADIATE to ABOND, ABOND shall pay to RADIATE quarterly royalties on the Sale of all Heated Infant Comfort Change System and improvements thereof for a period of five (5) years from the commencement of this Agreement at the rate of seven (7%) percent of the Net Sale Price of said Heated Infant Comfort Change System.

(b) ABOND agrees that given that the North American license remains in place for ABOND the total payment including royalties in the third, fourth and fifth year of the agreement shall not fall below seventy-five (75%) percent of the total payments including royalties of the previous year.

(c) ABOND shall keep proper records and books of account showing the quantity and Net Selling Price of the Heated Infant Comfort Change System sold hereunder and such records and books of accounts shall be kept separate from any books not related solely to the Heated Infant Comfort Change System and shall be open during all normal business hours to inspection by RADIATE or its duly authorized representatives or agents.

(d) RADIATE shall have the right to buy back the all rights granted to ABOND for the lessor of $500,000 or four (4) times the cumulative payments previously made by ABOND to RADIATE at any time during the term of this agreement (e) In respect to any sale of the Heated Infant Comfort Change System by ABOND to a Subsidiary or Holding Company or to a Fellow Subsidiary or to any third party which is otherwise associated with or acting in concert with ABOND the royalty payment to RADIATE shall be that which would be paid on a sale at full market value payable by a purchaser at arm's length.

(f) ABOND shall by January 31st each year send to RADIATE a statement showing the quantity and Net Selling Price of the Heated Infant Comfort Change System sold by ABOND during the previous year ending on the 31st of December and showing the amount of royalty due hereunder in respect thereof. With each such statement ABOND shall send a remittance to RADIATE for the amount of royalty due hereunder. ABOND shall bear the interest on a day-to-day basis of overdue payments at a rate equal to 5% in excess of the Base Rate of the Royal Bank from time to time.

Article 4 -Consulting Services

RADIATE will make available, as required, up to one man month of support from RADIATE to ABOND to assist in the transfer of the Heated Infant Comfort Change System to ABOND, such support to be invoiced by RADIATE at the rate of $500/man day.

Article 5 -Ownership and Use of Licensed Property

(a) ABOND agrees that RADIATE is the owner of the Know-how, Patents Copyrights and Trademarks, and that the rights of ABOND as to and under the Know-how, patents, Copyrights and Trademarks are only as provided by the terms of this Agreement. ABOND covenants that neither it or any of its affiliates, agents, officers, or employees will use the Know-how, Patents, Copyrights or Trademarks in any manner inconsistent with the terms of this Agreement. ABOND further covenants to take all reasonable steps as required by RADIATE to protect the confidentiality of such Know-how, Patents, Copyrights and Trademarks.

(b) The power control and foil heating system used in the Heated Infant Comfort Change System is a patented system which is used in other RADIATE products other than the Heated Infant Comfort Change System. This agreement shall not have the effect of restricting the licensing of the power control and use of foil heating system by RADIATE for systems other than the Heated Infant Comfort Change System.

(c) The covenants of ABOND in this article shall survive any expiration or termination of this Agreement.

Article 6 -Term of Agreement

This Agreement shall remain in full force and effect, subject only to the early termination rights contained in Articles 10 or 13 during the initial full five
(5) year period of the Agreement. RADIATE shall be prepared to consider continuation of this license on terms to be agreed upon by both parties hereto towards the end of the period. Should early termination of the Agreement occur, in accordance with the provisions of Article 10 or 13 such termination shall in no way restrict the subsequent use by RADIATE hereto of any information obtained in Article 5, 8 and 9 herein.



Article 7 -Indemnity

(a) In the event that ABOND is presented with or threatened with any claim for infringement of any Patent, Copyright or Trademark, trade secret or other industrial or intellectual property right, where such infringement or alleges infringement arises from the use, design or sale of the Heated Infant Comfort Change System, ABOND will immediately notify RADIATE and provide all details thereof. ABOND shall not, without the consent of RADIATE compromise any such claim and RADIATE agrees to assist in the defense of any such claims.

(b) ABOND agrees to indemnify and hold RADIATE harmless from and against any and all loss, cost, damage, liability or expense or whatsoever nature arising out of or in connection with either

         (i) any damage or injury to any person resulting from the sale of the Heated Infant Comfort Change System by ABOND, or (ii) any claim by a third party arising out of or in connection with the utilization of the device.

(c) RADIATE does not give any warranty condition or representation as the merchantability, suitability or fitness for any purpose of the Heated Infant Comfort Change System.

(d) RADIATE accepts no contractual or other obligation nor any liability for any loss or damage of any kind whatsoever for any decision made or action taken based on this license and reserves the right to change the device. RADIATE shall notify ABOND of any such design changes within thirty (30) days of such a decision being reached.

(e) The indemnity contained in this Article shall survive any expiration or termination of this Agreement.

Article 8 -Improvements

(a) During the term of this Agreement, each Party shall make freely available to the other Party for its free use all technical data, information, technical information and Know-how, whether patented or not, which the receiving Party shall possess relating to improvements to the Heated Infant Comfort Change System and ABOND shall be entitled to make use of such technical data, information, technical information and Know-how, subject only to the provisions of Articles 5(a) and 9 herein.

(b) It is intended that RADIATE and ABOND will cooperate in the development of a variety of Heated Infant Comfort Change Systems.

Article 9 -Confidentiality

(a) Subject to provisions of Article 9(c) hereof, RADIATE covenants to avoid and prevent the disclosure to others of the Know-how and any other information supplied by ABOND which ABOND identifies in writing as being confidential. RADIATE agrees to take reasonable steps to require that its affiliates, officers, agents and employees hold the Know-how and other confidential information in confidence provided RADIATE shall incur no liability if it can show that is has taken all reasonable precautions comparable to those which it adopts to protect its own confidential information of a similar grading.

(b) Subject to Article 9(c) hereof, ABOND covenants to avoid and prevent the disclosure to others of all information supplied by RADIATE which RADIATE identifies in writing as being confidential. ABOND agrees to take reasonable steps to require that its affiliates, officers, agents and employees hold such information in confidence provided ABOND shall incur no liability if it can show that it has taken all reasonable precautions comparable to those which it adopts to protect its own confidential information of a similar grading.

(c) Notwithstanding anything contained in this Agreement, neither party shall be prevented from using and disclosing information which is:

                  (i) Published by the owner of the information;
                  (ii)Now or subsequently comes into the public domain without breach of this Agreement;
                  (iii)Also disclosed to the recipient hereunder by a third party without restrictions as to use and disclosure; or
                  (iv) Independently developed by employees of the recipient hereunder.

(d) The covenants in this article shall survive any expiration or termination of this Agreement

Article 10 -Termination for Cause

(a) Notwithstanding the provisions of Article 6 herein if ABOND is in breach of any of its obligations under this Agreement, RADIATE may give notice of such breach to ABOND and request the latter to remedy same. If ABOND fails to remedy said breach within sixty days after the receipt of such notice, then this Agreement may be terminated forthwith by written notice of termination given by RADIATE.

(b) RADIATE may terminate this Agreement by written notice to take effect immediately upon receipt thereof by ABOND if:

                  (i) ABOND is in breach of article 9 of this agreement
                relating to secrecy of confidential information.

                  (ii) ABOND becomes insolvent or makes an assignment for the benefit of creditors, or a receiver is appointed of its business or a voluntary or involuntary winding-up petition is filed.


Article 11 -Effect of Termination

Upon termination of this Agreement, whether pursuant to Article 6, 10 or 13, the obligations of RADIATE and ABOND under this Agreement shall forthwith terminate, save and except those obligations contained in Article 2, 5, 7, 8 and 9 of this Agreement, but no termination shall affect the right, title, or interest of any third party in the Heated Infant Comfort Change System.

RADIATE shall grant ABOND sufficient time to sell existing stocks on order and in transit at that time which period shall not exceed (3) three months provided always that royalty payment shall be made on such stocks.



Article 12 -Responsibility of Parties

The parties agree that any act would be a breach of this Agreement, if performed by one of the Parties, shall be deemed to be an act for which that party is responsible if the act is performed by:

                  (a) Any person, firm or corporation by that party; (b) Any person, firm or corporation controlling that Party; (c) Any person, firm or corporation controlled by a person, firm or corporation controlling that Party; or (d) Any firm of which that Party shall for the time being be a member.


Article 13 -Force Majeur

(a) Neither of the Parties hereto will be in breach of any of this Agreement for the duration of any Force Majeur for which either of the Parties notifies the other. For the purpose of this Agreement, Force Majeur shall include war declared or undeclared, natural disasters such as storms, fire, earthquakes, flood or epidemics, civil commotion and riots, sabotage, unforseeable government measures, acts of any governmental authority, de jure or de facto or any other causes beyond the control of the Parties concerned which prevents the Parties from performing their obligations under the Agreement.

(b) If the performance of the contractual obligations of either Party becomes impossible or is delayed owing to Force Majeur for a period of more than six (6) months, the Parties hereto agree to consult with each other with respect to extending the time of the performance of such obligations, but if no such agreement is reached then this Agreement shall be subject to termination at the option of the party who has been notified of the existence of Force Majeur by the other Party.

Article 14 -Notice

(a) Any notice to be given hereunder shall be in writing and is sufficient if delivered by facsimile, messenger or sent by first class pre-paid registered mail properly addressed as follows:

                  (i) To RADIATE INC. 84 Hines Road, Suite 150, Kanata, Ontario K2K 3G3



                  (ii)     To ABOND INC. 8620 Delmeade
                           Ville Mont-Royal, Quebec,  H4T 1L6


(b) In the event that either of the Parties changes its primary business location, it shall forthwith, in writing, notify the other Party of such change of address, and from the date of the receipt of the notice, that address shall supersede the address of the Party setout in Article 14(a) herein for the purpose of delivery of future notices

(c) Wherever required in this Agreement, notice given by one Party to the other shall be deemed to have been received as follows:

                  (i) If delivered by facsimile or by messenger, on the day following the sending thereof by the Party giving such notice; and (ii) If delivered by first class postage pre-paid registered mail, on the third day following the mailing of such notice.

Article 15 -Place for Payment of Royalties

All payments to be made by ABOND to RADIATE pursuant to Article 4 of this Agreement shall be made at the address specified in Article 14 or such other address as RADIATE may specify by written notice to ABOND in accordance with that Article.


Article 16 -Successors and Assigns

This Agreement shall be binding on the Parties hereto and their successors and assigns. RADIATE shall not assign or sub-license this Agreement nor any benefit, or part thereof without the prior written consent of ABOND.

Article 17 -Entire Agreement

This Agreement sets forth all the promises, agreements, conditions and understandings between the Parties hereto relating to its subject matter and constitutes the entire Agreement between RADIATE and ABOND, and no subsequent alterations, amendments, changes or additions hereto shall be binding and valid unless reduced to writing and signed by each Party. Both Parties acknowledge that no representations, inducements, promises or agreements, or otherwise, not incorporated by reference herein or attached hereto at the time of execution of this Agreement were made by either Party.

Article 18 -Waiver

No waiver by either Party of any breach of any term or condition by the other Party shall be deemed a waiver of any other breach whether of the same or any other provision hereof, nor shall any delay or omission on the part of either Party to exercise or avail himself of any right or remedy hereunder operate as a waiver of any such breach.

Article 19 -Governing Law, Interpretation

This Agreement shall be construed in accordance with and shall be subject to the laws of the Province of Ontario. All references to currency in this Agreement shall be interpreted as referring to lawful currency of Canada. Words denoting the singular include the plural and vice versa and words importing the masculine gender include the feminine and neuter genders and vice versa.







IN WITNESS WHEREOF this Agreement has been executed as of the day and year first above and written.


RADIATE CORPORATION                         ABOND CORPORATION

Per                                                  Per
   ---------------------------------                    -----------------------

Title                                                Title
     -------------------------------                      ---------------------

Schedule A



         1. Comfort Change System